UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                  CURENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange
Act of 1934


              Date of Report (Date of earliest reported)
12/20/01


                        Dupont Direct Financial Holdings, Inc.

          Georgia                     0-15900
59-3461241
(State or other jurisdiction        (Commission
(IRS Employer
      of incorporation              File Number)
Identification NO.)


              42 Broadway, Suite 1100-26
                 New York, New York
10004
      (Address of principal executive offices)
(Zip Code)

                                 (917) 320-4800
               Registrant's telephone number, including area code


                                N/A
         (Former name or former address, if changed since last report)





Item 2. Acquisition or Disposition of Assets.

A. DIRX has acquired promissory notes in the principal amounts of $419,000.00 from Cove Hill Consulting Inc., and $500,000.00 from Capacity Unlimited, Inc., each bearing interest at 6% and due to mature February 28, 2003. The consideration paid for the Notes was 752,000 and 846,000 shares, respectively, of Dupont Direct Financial Holdings, Inc., (DIRX) common stock. Each of the makers of the Notes is already a shareholder of DIRX, but has no other relationship to the Company.


B. Dupont Health Products, Inc. (DHP), a wholly owned subsidiary of DIRX has purchased all right, title and interest in a medical technology known as a Hypoglycemic Monitor (Monitor) designed to alert the user to a decline in blood glucose. This condition, known as a hypoglycemic event, occurs when blood glucose falls below what is considered a normal range. Such a decline causes a physiological reaction that is measured by the monitor, which is a wristwatch-like device. A severe fall in blood glucose can cause death. The device can send a visible, audible or radio alarm.

The Monitor is nearing the end of the Research and Development stage. It must undergo testing in a hospital environment and a Food and Drug Administration approval process. In addition, a manufacturing contract for production of the Monitor will be needed when the design and materials are finalized. Currently, only prototypes exist. It is anticipated that completing these steps and bringing the Monitor to the marketing stage will last 6 months to one year and cost approximately $600,000. DHP expects to raise the funds for completing the project from private investors.

As a caveat, there is no assurance that the Monitor will receive FDA approval for sale. There is no assurance DHP can raise the funds necessary to complete the project from investors and, therefore, DIRX may need to fund the project from cash flow. Despite optimistic initial test data, the Monitor is still in the final stages of Research and Development and may not prove to be a profitable product.

Nevertheless, even under conservative estimates for market size and possible sale price and production costs, the profit potential, DHP believes, justifies the risk of the investment. DHP acquired the rights to the Monitor from a client of DIRX. Diabetex International Corp. by issuing convertible preferred stock valued at $1 million. Diabetex International has no other relationship to the Company.



Item 7.
Financial Statements and Exhibits.

Updated Pro Forma Balance Sheet incorporating the effects of Item 2. acquisitions.







                         DUPONT DIRECT FINANCIAL HOLDINGS INC.
                         PROFORMA CONSOLIDATED BALANCE SHEETS*
                SETEMBER 30, 2001(UNAUDITED)AND MARCH 31, 2001
                                    SEPTEMBER 30      MARCH 31
                                        2001            2001
                                     (UNAUDITED)
                                 -------------   -------------
                                 ASSETS
Current Assets
   Cash, brokerage clearing accounts $   34,861  $ 209,302
   Cash, other                          124,775     37,504
   Due from clearing agents             151,733     32,487
   Due from stockholders                416,500  1,318,510
   Trading marketable equity securities 138,885     71,257
   Gov't securities, at market value    929,837    798,888
   Bridge loan to dev. stage company    189,579    114,290
   Prepaid exp. and other current assets  9,971      2,819
      Total current assets          -----------   -------
                                      1,996,141   2,585,057
                               -------------   -------------
Property and equipment at cost          155,495    142,422
   Less accumulated depreciation      (111,281)   (99,496)
                               -------------   -------------
                                        44,214      42,926
                              -------------   -------------
Other Assets
   Investment in affiliates          154,054       113,807
   Notes rec.stockholders-6% 2/28/03 1,000,000
   Marketable investment securities  1,000,000          -
   Rent security deposit                68,329      68,329
   Property rights				  1,000,000
                                 -------------   -------------
                                     3,222,383      182,136
                                 -------------   -------------
                                  $  5,262,738  $  2,810,119
                                 =============   =============
                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
   Accounts payable & accrued exp.$    193,361    $    289,020
   Payable to clearing broker          258,927         166,176
   Corp. inc. and franch. taxes payable 57,730           9,480
   Marketable securities sold short      5,743          87,021
                                  ------------   -------------
      Total current liabilities        515,761         551,697
                                 -------------   -------------
Deferred rent payable                  213,398          76,562
                                  -------------   ------------
-
Shareholders' Equity
   Common stock, $0.01 par value-auth. 20,000,000 shs.,
      March 31, 2001-issued 12,126,756 shares,
      outstanding 11,976,756 shares;
      September 3O, 2001-issued 13,124,734 shares,
      outstanding 12,974,734 shares    145,747         119,768
   Preferred stock, $0.01 par value-auth. 5,000,000 shs.
      Class C nonvot., conv. into 0.5 common share-
      Issued & outstanding 500,000 shares 1,000,000  1,000,000
      Class A  subsidiary's nonvot,
      conv. to common at 1000:1
      Issued and outstanding 1000 shares 1,000,000
   Additional paid in capital            2,959,694   1,884,828
   Retained earnings(Accumulated deficit)    7,826    (243,068)
   Unrealized loss on inv. securities     (579,668)   (579,668)
                                  -------------   ------------
-
                                         4,533,579   2,181,860
                                  -------------   ------------
-
                                      $  5,262,738$  2,810,119
                                   =============  ============



* This proforma consolidated balance sheet gives effect to the issuance of notes by stockholders acquiring shares and exercising warrants as if effected on September 30, 2001. 1,598,000 shares were acquired for notes, including 785,000 shares issued upon exercise of warrants. In addition, it reflects the purchase for property rights in technology for 1000 shares valued at a redemption price of $1mil.

        Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dupont Direct Financial Holdings Inc., a Georgia corporation.
/s/

By: Randy Strausberg, President

December 21, 2001